EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 33-53922, 33-53924, 33-53926, 33-93796, 333-68427 and 333-68417 of Microtest,
Inc. on Forms S-8 of our report dated March 25, 1999, appearing in this Annual Report on Form 10-K of Microtest, Inc. for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP
Phoenix, Arizona

March 29, 1999